UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

December 5, 2014

Date of Report (Date of earliest event reported)

MTR Gaming Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20508	84-1103135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

State Route 2 South, P.O. Box 356, Chester, West Virginia	26034
(Address of principal executive offices)	(Zip Code)

(304) 387-8000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.02                                           Termination of a Material Definitive Agreement.

(a)                                 On December 5, 2014, MTR Gaming Group, Inc. (“MTR”) terminated its $20.0 million senior secured revolving credit facility (the “Credit Facility”).  The Credit Facility had a maturity date of August 1, 2016. There were no borrowings outstanding under the Credit Facility at the time of termination.

MTR terminated the Credit Facility because it determined that it had sufficient capital resources to meet its expected liquidity needs without incurring borrowings under the Credit Facility. MTR did not incur any fees or penalties in connection with the termination of the Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTR GAMING GROUP, INC.

Dated: December 8, 2014

	By:	/s/ Joseph L. Billhimer, Jr.
Joseph L. Billhimer, Jr.
Chief Operating Officer